SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC Company I

Systematic Growth Fund (formerly, the “Blue Chip Growth Fund”)

(the “Fund”)

2919 Allen Parkway

Houston, Texas 77019

June 29, 2023

Dear Participant:

At a meeting held on January 25-26, 2023 (the “Meeting”), the Board of Directors (the “Board”) of VALIC Company I (“VC I”) approved new investment sub-advisory agreements between the Variable Annuity Life Insurance Company, the Fund’s investment adviser, and Goldman Sachs Asset Management, L.P. (“GSAM”) and Wellington Management Company LLP (“Wellington”) (each, a “Subadviser,” and collectively, the “Subadvisers”) with respect to the Fund (each, a “New Sub-Advisory Agreement,” and collectively, the “New Sub-Advisory Agreements”). The Fund is a series of VC I. GSAM, and Wellington assumed subadvisory responsibilities for the Fund from T. Rowe Price Associates, Inc. (“T. Rowe”). The New Sub-Advisory Agreements became effective on May 1, 2023 (the “Effective Date”).

In connection with the appointment of GSAM and Wellington, there were changes to the Fund’s name from “Blue Chip Growth Fund” to “Systematic Growth Fund” and changes to the Fund’s investment objective, principal investment strategies and techniques and benchmark. These changes also became effective on the Effective Date.

At the Meeting, the Board also approved an Amended and Restated Advisory Fee Waiver Agreement (the “Advisory Fee Waiver Agreement”) between VALIC and VALIC Company I, on behalf of the Fund, through September 30, 2024.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the New Sub-Advisory Agreements, GSAM, and Wellington.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company I

VALIC Company I

2919 Allen Parkway

Houston, Texas 77019

Systematic Growth Fund (formerly, the “Blue Chip Growth Fund”)

(the “Fund”)

INFORMATION STATEMENT

REGARDING TWO NEW SUB-ADVISORY AGREEMENTS FOR THE SYSTEMATIC GROWTH FUND

You have received this Information Statement because on May 1, 2023, you owned interests in the Fund within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”).

Purpose of the Information Statement

You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board”) of VALIC Company I (“VC I”) to approve new investment sub-advisory agreements between the Variable Annuity Life Insurance Company, the Fund’s investment adviser, and Goldman Sachs Asset Management, L.P. (“GSAM”) and Wellington Management Company LLP (“Wellington”) (each, a “Subadviser,” and collectively, the “Subadvisers”) with respect to the Fund (each, a “New Sub-Advisory Agreement,” and collectively, the “New Sub-Advisory Agreements”). The New Sub-Advisory Agreements became effective May 1, 2023 (the “Effective Date”). In connection with the appointment of GSAM and Wellington, there were changes to the Fund’s name from “Blue Chip Growth Fund” to “Systematic Growth Fund” and changes to the Fund’s investment objective, principal investment strategies and techniques and benchmark. Additionally, the Board also approved an Amended and Restated Advisory Fee Waiver Agreement (the “Advisory Fee Waiver Agreement”) between VALIC and VALIC Company I, on behalf of the Fund, through September 30, 2024. These changes also became effective on the Effective Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

VC I relies upon an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the directors who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change or add sub-advisers when it is determined that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 60 days of the hiring of a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement. The order also permits the Fund to disclose fees paid by VALIC to subadvisers on an aggregate, rather than individual, basis. In addition, pursuant to no-action relief, the SEC Staff has extended multi-manager relief to any affiliated subadviser, provided certain conditions are met. The Fund’s shareholders have approved the Fund’s reliance on the no-action relief. VALIC will determine if and when the Fund should rely on the no-action relief. The Prospectus will be updated in advance of the no-action relief being relied upon by the Fund.

This Information Statement is being posted on or about June 29, 2023, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on May 1, 2023 (the “Record Date”) at Information statements | Corebridge Retirement Services (corebridgefinancial.com).

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at a meeting held on August 2-3, 2022. VALIC is an indirect, wholly owned subsidiary of Corebridge Financial, Inc. (“Corebridge”), which is a majority-owned subsidiary of American International Group, Inc. (“AIG”).

Pursuant to the terms of the Advisory Agreement, VALIC acts as an adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as GSAM and Wellington, that make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance, and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the Sub-Advisory Agreement, however, the Advisory Fee Waiver Agreement went into effect on May 1, 2023, under which VALIC has contractually agreed to waive a portion of its advisory fee so that the fee payable by the Fund to VALIC equals 0.580% on the first $250 million, 0.555% on the next $250 million, 0.530% on the next $300 million, 0.505% on the next $200 million and 0.450% on assets over $1 billion through September 30, 2024. For the period ended May 31, 2023, the Fund paid VALIC advisory fees, before waivers, based on its average daily net assets pursuant to the Advisory Agreement as follows:

Had the changes described above (the “New Arrangements”) been implemented at the beginning of the May 31, 2023 fiscal year, the subadvisory fees paid by VALIC would have decreased and the gross advisory fees retained by VALIC with respect to the Fund would have increased. The following shows what the aggregate subadvisory fees paid and the advisory fees retained were for the fiscal year ended May 31, 2023, compared to what they would have been had the New Arrangements been in place for the entire fiscal year ended May 31, 2023.

	Year Ended May 31, 2023 Actual		Year Ended May 31, 2023 New Arrangements		Difference
	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	% Increase (Decrease)

Gross Advisory Fees	$4,957,335	0.73%	$4,957,335	0.73%	$0	0.00%	0%

Aggregate Subadvisory Fees Paid	$2,379,379	0.35%	$854,137	0.13%	($1,525,242)	(0.22%)	(64%)

Advisory Fees Retained (Gross)	$2,577,956	0.38%	$4,103,198	0.60%	$1,525,242	0.22%	59%

Advisory Fees Waived	$0	0.00%	$1,158,388	0.17%	$1,158,388	0.17%	-

Advisory Fees Retained (Net)	$2,577,956	0.38%	$2,944,810	0.43%	$366,854	0.05%	14%

As shown in the chart above, if GSAM and Wellington had served as subadvisers to the Fund for such period under the New Sub-Advisory Agreements, VALIC would have paid a lower amount of aggregate subadvisory fees and retained more of its advisory fee.

The subadvisory fees paid to GSAM and Wellington and the advisory fees retained by VALIC are hypothetical and are designed to help you understand the potential effects of the New Sub-Advisory Agreements. The actual fees paid to VALIC, and the actual advisory fees retained by VALIC may be different due to fluctuating asset levels and a variety of other factors.

The New Sub-Advisory Agreements

Under the terms of each New Sub-Advisory Agreement, subject to the control, direction, and supervision of VALIC, each Subadviser shall (1) manage the investment and reinvestment of the assets of the Fund including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in the Fund’s portfolio, and the formulation and implementation of investment programs; (2) maintain a trading desk and place orders for the purchase and sale of portfolio investments for the Fund’s account with brokers or dealers selected by the subadviser, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers, subject to the subadviser’s control, direction, and supervision, which brokers or dealers may include brokers or dealers affiliated with the subadviser, subject to applicable law; (3) assist the Fund and its agents in determining whether prices obtained by the Fund and its agents for valuation purposes are consistent with the prices on the subadviser’s portfolio records relating to the assets of the Fund. In performing the services described above, the subadviser shall use its best efforts to obtain for the Fund the best execution of portfolio transactions, under the circumstances of each trade and based on all relevant factors and considerations.

The New Sub-Advisory Agreements between VALIC and each of GSAM and Wellington and the Prior Sub-Advisory Agreement between VALIC and T. Rowe are similar, except that the New Sub-Advisory

Agreements materially differ, among other things, in: (i) the name of the subadvisers; (ii) the effective dates of the agreements; an express provision in the GSAM sub-advisory agreement of an express provision allowing GSAM to delegate subadvisory services to its affiliates; and (iv) the fee rate.

The New Sub-Advisory Agreements shall continue in effect for two years from its effective date. Thereafter, the New Sub-Advisory Agreements shall continue in effect subject to the termination provisions and all other terms and conditions thereof, only so long as such continuance is approved at least annually by the vote of a majority of Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I’s Board or a majority of that Fund’s outstanding voting securities (as defined in the 1940 Act). The New Sub-Advisory Agreements may be terminated by VC I or the respective Subadviser at any time, without the payment of any penalty, upon giving GSAM and Wellington 60 days’ notice (which notice may be waived by GSAM and Wellington), provided that such termination by VC I or the Sub-Advisers shall be directed or approved by the vote of a majority of the Directors of VC I in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote, or by GSAM and Wellington on 60 days’ written notice (which notice may be waived by the VC I and the Sub-Advisers), and will terminate automatically upon any termination of the New Sub-Advisory Agreements between the VC I and the respective Sub-Adviser. The New Sub-Advisory Agreements will also immediately terminate in the event of their assignment. (The New Sub-Advisory Agreement with GSAM is attached as Exhibit A and the new Sub-Advisory Agreement with Wellington is attached as Exhibit B).

Since VALIC, and not the Fund, is responsible for payment of subadvisory fees, the fees and expenses paid by the Fund’s shareholders will not increase as a result of the approval of the New Sub-Advisory Agreement. The proposed subadvisory fees were negotiated at arms-length, based on a variety of factors, including the value of the services to be provided, the competitive environment in which the Fund is marketed, the investment characteristics of the Fund relative to other similar funds, and the fees charged to comparable products within the industry. Based on these considerations, and as hereinafter discussed in detail, management believes that the proposed subadvisory fees, and the management fees to be retained by VALIC, are fair and reasonable.

For its services under its New Sub-Advisory Agreement, Wellington will receive a fee, payable monthly by VALIC, in an amount which is calculated as an annual percentage of the portion of the Fund’s average daily net assets managed by Wellington.

For its services under its New Sub-Advisory Agreement, GSAM will receive a fee, payable monthly by VALIC, in an amount which is calculated as an annual percentage of the portion of the Fund’s average daily net assets managed by GSAM.

In connection with the appointment of GSAM and Wellington, and as set forth in the Fund’s prospectus dated May 1, 2023, there were changes to the Fund’s principal investment strategies and techniques and benchmark. The Fund’s new investment objective is to seek total return. Under the new Fund’s principal investment strategies and techniques, the Fund seeks to achieve its investment objective by investing primarily in equity securities of issuers included in the Russell 1000® Growth Index at the time of purchase. Additionally, the Fund changed its benchmark index against which the Fund measures its performance from the S&P 500® Index to the Russell 1000® Growth Index. The equity securities in which the Fund invests include common stock, preferred stock, convertible securities, rights and warrants. The Fund also invests in exchange-traded funds and may use equity index futures contracts as a substitute for direct investments in order to help manage cash flows. Use of derivatives by the Fund may create investment leverage. In addition, the Fund may hold a portion of its assets in cash or cash equivalents. Also, under the new investment strategies, the Fund may at times have significant exposure to one or more industries or sectors and may be overweight with respect to certain securities (i.e., the Fund will hold a greater percentage of those securities than the Index) and underweight with respect to others (i.e., the Fund will hold a lesser percentage of those securities than the Index). Such weightings may change over time. The Fund is managed as a non-diversified fund, which means that it may invest in a smaller number of issuers than a diversified fund.

Factors Considered by the Board

In connection with the approval of the New Sub-advisory Agreements with each of GSAM and Wellington, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the New Sub-advisory Agreements with each of GSAM and Wellington. Those factors, which were considered separately for each of GSAM and Wellington, included: (1) the nature, extent and quality of the services to be provided to the Fund by each of GSAM and Wellington; (2) the key personnel of GSAM and Wellington who will provide services to the Fund; (3) GSAM’s and Wellington’s compliance policies and procedures; (4) GSAM’s and Wellington’s brokerage and soft dollar practices; and (5) information relating to any economies of scale and other benefits to be realized by GSAM and Wellington as a result of the New Sub-advisory Agreements with each of GSAM and Wellington, respectively.

In considering whether to approve the New Sub-advisory Agreements with each of GSAM and Wellington, the Board also took into account a presentation made at the Meeting by members of management as well as by representatives from GSAM and Wellington. The Board noted that in accordance with Section 15(c) of the 1940 Act, GSAM and Wellington each furnished the Board with extensive information in connection with the consideration of the New Sub-advisory Agreements with GSAM and Wellington, respectively. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the New Sub-advisory Agreements with each of GSAM and Wellington. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services.  The Board considered the nature, extent and quality of services to be provided to the Fund by each of GSAM and Wellington. The Board reviewed information provided by each of GSAM and Wellington relating to their respective operations and personnel. The Board also noted that each of GSAM’s and Wellington’s management of the Fund will be subject to the oversight of VALIC and the Board and must be done in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by each of GSAM and Wellington, including a presentation from GSAM and Wellington, respectively. The Board noted that each of GSAM and Wellington will determine the securities to be purchased or sold on behalf of the Fund for its respective sleeve and will be responsible for providing VALIC with records concerning its activities, which VALIC or the Fund are required to maintain; and for rendering regular reports to VALIC and to officers and Directors of the Fund concerning its discharge of the foregoing responsibilities. The Board reviewed information regarding the qualifications, background and responsibilities of each of GSAM’s and Wellington’s investment and compliance personnel who would provide services to the Fund. The Board also took into account the financial condition of each of GSAM and Wellington. The Board also reviewed each of GSAM’s and Wellington’s brokerage practices. The Board also considered each of GSAM’s and Wellington’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the services to be provided by each of GSAM and Wellington were expected to be satisfactory and that there was a reasonable basis to conclude that each of GSAM and Wellington would provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the fees proposed to be charged by each of GSAM and Wellington for sub-advisory services compared against the sub-advisory fees of the funds in the Fund’s Subadvisory Expense Group/Universe. The Board noted that VALIC negotiated the sub-advisory fee with each of GSAM and Wellington at arm’s length. The Board also noted that the sub-advisory fee rate to be payable to each of GSAM and Wellington pursuant to the New Sub-advisory Agreements with each of GSAM and Wellington, respectively, is lower than the sub-advisory fee rate payable to T. Rowe pursuant to the current sub-advisory agreement with T. Rowe. The Board considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Therefore, the Board considered that the engagement of each of GSAM and Wellington will not result in any change to the management fee paid by the Fund to VALIC. The Board also reviewed performance information provided by each of GSAM and Wellington related to their similarly managed composites.

Cost of Services and Indirect Benefits/Profitability.  The Board considered the cost of services and profits expected to be realized in connection with the New Sub-advisory Agreements with each of GSAM and Wellington. The Board noted that the sub-advisory fee rate proposed to be paid pursuant to the New Sub-advisory Agreements with each of GSAM and Wellington` would be lower than the current sub-advisory fee as a result of the changes in sub-adviser and considered the impact of the sub-adviser change on VALIC’s profitability. The Board considered that the sub-advisory fee rates were negotiated with each of GSAM and Wellington at arm’s length. In considering the anticipated profitability to GSAM and Wellington in connection with its relationship to the Fund, the Directors noted that the fees under the New Sub-advisory Agreements with each of GSAM and Wellington will be paid by VALIC out of the advisory fees that VALIC will receive from the Fund. The Board also considered that VALIC would be implementing an advisory fee waiver as a way to share some of the savings with shareholders from the lower sub-advisory fees being paid.

In view of all the factors considered, the Directors determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of each of GSAM and Wellington from their relationship with the Fund was not material to their deliberations with respect to consideration of approval of the New Sub-advisory Agreements with each of GSAM and Wellington.

Economies of Scale. For similar reasons as stated above with respect to GSAM’s and Wellington’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in GSAM’s and Wellington’s management of the Fund is not a material factor to the approval of the New Sub-advisory Agreements with each of GSAM and Wellington.

Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the New Sub-advisory Agreements with each of GSAM and Wellington, including the duties and responsibilities to be undertaken. The Board concluded that the terms of the New Sub-advisory Agreements with each of GSAM and Wellington were reasonable.

Conclusions. In reaching its decisions to approve the New Sub-advisory Agreements with each of GSAM and Wellington the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made, and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that each of GSAM and Wellington possesses the capability and resources to perform the duties required under the New Sub-advisory Agreements with each of GSAM and Wellington.

Information about GSAM

GSAM, located at 200 West Street New York, NY 10282, has been registered as an investment adviser with the SEC since 1990 and is an affiliate of Goldman Sachs & Co. LLC (“Goldman”). As of March 31, 2023, GSAM, including its investment advisory affiliates, had assets under management of approximately $2,417.78 billion in total assets under supervision. Assets under supervision include assets under management and other client assets for which Goldman does not have full discretion.

GSAM is a limited partnership, it does not have directors; it is managed by its general partner.

Name and Address	Principal Occupation

Judith L Shandling 200 West Street New York, NY 10282	Chief Compliance Officer
Laurence Stein 200 West Street New York, NY 10282	Chief Operating Officer
David S Plutzer 200 West Street New York, NY 10282	Chief Legal Officer
Marc O Nachmann 200 West Street New York, NY 10282	Chief Executive Officer

No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with, GSAM or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VC I are officers, employees, directors, general partners or shareholders of GSAM.

GSAM does not provide investment advisory or sub-advisory services to any mutual funds or other accounts that have investment strategies and/or objectives similar to that of the Systematic Growth Fund

Information about Wellington

Wellington, located at 280 Congress Street, Boston, Massachusetts 02210, is a Delaware limited liability partnership and is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington and its predecessor organizations have provided investment advisory services for over 80 years. Wellington is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability partnership. As of May 31, 2023, Wellington and its investment advisory affiliates had investment management authority with respect to approximately $1.162 trillion in assets.

The following chart lists Wellington’s principal executive officers and directors and their principal occupations.

Name and Address	Principal Occupation

Jean M. Hynes	Chief Executive Officer, Wellington Management Company LLP

Stephen Klar	President, Wellington Management Company LLP

Gregory S. Konzal	Managing Director, Counsel and Head of Legal, Americas, Wellington Management Company LLP

Name and Address	Principal Occupation

Erin K. Murphy	Senior Managing Director and Chief Financial Officer, Wellington Management Company LLP

James S. Peterson	Managing Director and Chief Compliance Officer, Wellington Management Company LLP

No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with, Wellington or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VC I are officers, employees, directors, general partners or shareholders of Wellington.

Wellington provides investment advisory or sub-advisory services, as applicable, to the mutual funds and/or institutional accounts listed below, which have investment strategies or objectives similar to that of the Fund. While the investment strategies or objectives of the mutual funds and/or accounts listed below may be similar to that of a Fund, the nature of services provided by Wellington may be different. As a sub-adviser, Wellington may perform a more limited set of services and assume fewer responsibilities for a Fund than it does for certain funds listed below. The name of each such fund or account, together with information concerning the fund’s assets, and the advisory or sub-advisory fee rates paid (as a percentage of average net assets) to Wellington for its management services, are set forth below.

Comparable Funds/Accounts	Assets as of May 31, 2023 (millions)	Fee Rate (% of average daily net assets)
Client A	$166.78	0.160% on the first $300 million 0.140% on the excess over $300 million

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended May 31, 2023, pursuant to the Administrative Services Agreement and MTA, the Fund paid $453,786 and $3,517 to SunAmerica and VRSCO, respectively.

SunAmerica and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica is an indirect, majority-owned subsidiary of AIG. VALIC is also an indirect, majority-owned subsidiary of AIG, and therefore, is an affiliate of SunAmerica. VRSCO and ACS are also affiliates of VALIC. The approval of the New Sub-Advisory Agreements did not affect the services provided to the Fund by SunAmerica, VRSCO or ACS.

Brokerage Commissions

The Fund did not pay any commissions to affiliated broker-dealers for the period ended May 31, 2023.

Shareholder Reports

Copies of the Fund’s most recent annual and semi-annual reports to shareholders are available without charge and may be obtained by writing to P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. VC I’s prospectus, SAI, and shareholder reports are available online at http://valic.onlineprospectus.net/VALIC/FundDocuments/index.html.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Vice President, Chief Legal Officer and Secretary of VALIC Company I, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302.

Ownership of Shares

As of May 31, 2023, there were approximately 54,560,830.96 shares outstanding of the Fund. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

By Order of the Board of Directors,

/s/ John T. Genoy
John T. Genoy President VALIC Company I

Dated: June 29, 2023

EXHIBIT A

AMENDMENT NO. 5

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 5 to the INVESTMENT SUB-ADVISORY AGREEMENT (“Amendment”) is dated as of May 1, 2023, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurer (“VALIC”), and GOLDMAN SACHS ASSET MANAGEMENT, L.P. (the “Sub-Adviser”).

WITNESSETH:

WHEREAS, VALIC and VALIC Company I, a Maryland corporation (the “Company”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended (the “Advisory Agreement”), pursuant to which VALIC has agreed to provide investment management, advisory and administrative services to the Company; and

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company; and

WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated March 10, 2008, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain investment series (the “Covered Funds”) of the Company, as listed on Schedule A to the Subadvisory Agreement; and

WHEREAS, the Board of Directors of the Company has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Covered Funds.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Subadvisory Agreement as follows:

1.    Schedule A Amendment. Schedule A to the Subadvisory Agreement is hereby amended and restated as attached hereto to reflect that the Sub-Adviser will manage a portion of the assets of the Systematic Growth Fund and shall be compensated on those assets managed in accordance with Section 2 of the Subadvisory Agreement at the fee rate reflected in Schedule A attached hereto.

2.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.    Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement. The parties agree that this Amendment and any documents related hereto may be electronically signed. The parties agree that any electronic signatures appearing on this Amendment and any related documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

1

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: /s/ Kevin J. Adamson
Name: Kevin J. Adamson Title: Authorized Signatory

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: /s/ Marci Green
Name: Marci Green Title: Managing Director

2

SCHEDULE A

Effective May 1, 2023

Annual Fee computed at the following annual rate, based on average daily net assets for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Fee

Systematic Core Fund	omitted

Systematic Growth Fund	omitted

3

EXHIBIT B

AMENDMENT NO. 11

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 11 to the INVESTMENT SUB-ADVISORY AGREEMENT (“Amendment”) is dated as of May 1, 2023, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas life insurer (“VALIC”), and WELLINGTON MANAGEMENT COMPANY LLP (the “Sub-Adviser”).

WITNESSETH:

WHEREAS, VALIC and VALIC Company I, a Maryland corporation (the “Company”), have entered into an Investment Advisory Agreement dated as of January 1, 2002, as amended (the “Advisory Agreement”), pursuant to which VALIC has agreed to provide investment management, advisory and administrative services to the Company; and

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company; and

WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated August 29, 2001, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Sub-Adviser furnishes investment advisory services to certain investment series (the “Covered Funds”) of the Company, as listed on Schedule A to the Subadvisory Agreement; and

WHEREAS, the Board of Directors of the Company has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Covered Funds.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Subadvisory Agreement as follows:

1.    Schedule A Amendment. Schedule A to the Subadvisory Agreement is hereby amended and restated as attached hereto to reflect that the Sub-Adviser will manage a portion of the assets of the Systematic Growth Fund and shall be compensated on those assets managed in accordance with Section 2 of the Subadvisory Agreement at the fee rate reflected in Schedule A attached hereto.

2.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.    Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement. The parties agree that this Amendment and any documents related hereto may be electronically signed. The parties agree that any electronic signatures appearing on this Amendment and any related documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Kevin J. Adamson
Name: Kevin J. Adamson
Title: Authorized Signatory

WELLINGTON MANAGEMENT COMPANY LLP

By:	/s/ Eric Tanaka
Name: Eric Tanaka
Title: Senior Managing Director

SCHEDULE A

Effective May 1, 2023

Annual Fee computed at the following annual rate, based on average daily net assets for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Funds	Fee

High Yield Bond Fund	omitted
Inflation Protected Fund	omitted
Mid Cap Value Fund	omitted
Science & Technology Fund	omitted
Systematic Growth Fund	omitted
Systematic Value Fund	omitted

VALIC COMPANY I

2919 Allen Parkway

Houston, Texas 77019

Systematic Growth Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

Information statements | Corebridge Retirement Services (corebridgefinancial.com)

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of two new investment sub-advisory agreements is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about two new investment sub-advisory agreements.

As discussed in the Information Statement, at a meeting held on January 25-26, 2023 (the “Meeting”), the Board of Directors (the “Board”) of VALIC Company I (“VC I”) approved an Investment Sub-Advisory Agreement between the Variable Annuity Life Insurance Company, the Fund’s investment adviser, and each of Goldman Sachs Asset Management, L.P. (“GSAM”) and Wellington Management Company LLP (“Wellington”) (each, a “Subadviser,” and collectively, the “Subadvisers”) with respect to the Fund (each, a “New Sub-Advisory Agreement”, and collectively, the “New Sub-Advisory Agreements”). GSAM and Wellington will replace T. Rowe Price Associates, Inc. (“T. Rowe”) as subadvisers to the Fund. The Fund is a series of VC I. The New Sub-Advisory Agreements each became effective on May 1, 2023. At the Meeting, the Board also approved an Amended and Restated Advisory Fee Waiver Agreement (the “Advisory Fee Waiver Agreement”) between VALIC and VALIC Company I, on behalf of the Fund, through September 30, 2024.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about any new sub-adviser and the sub-advisory agreement within 60 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about June 29, 2023, to all participants in a contract or plan who were invested in the Fund as of the close of business on May 1, 2023. A copy of the Information Statement will remain on our website until at least June 29, 2024, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information Statement until June 29, 2024. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.